EXHIBIT 3.2


                           CERTIFICATE OF DESIGNATIONS

                                       of

               SERIES E CONVERTIBLE PARTICIPATING PREFERRED STOCK

                                       of

                              COMFORCE CORPORATION

                           (Pursuant to Section 151 of
                      the Delaware General Corporation Law)


         Comforce Corporation, a corporation duly organized and existing under and by virtue of the laws of the State of Delaware (the "Company"), HEREBY CERTIFIES THAT the following Resolution was adopted by the Board of Directors of the Company as required by Section 151 of the General Corporation Law of the State of Delaware and pursuant to authority expressly vested in it by the provisions of its Certificate of Incorporation, as amended, by a unanimous written consent executed as of April 26, 1996:

         RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Company in accordance with the provisions of the Certificate of Incorporation, as amended, the Board of Directors hereby creates a series of Preferred Stock, par value $0.01 per share, of the Company and hereby states the designation and authorized number of shares of such Preferred Stock, and fixes the relative rights, preferences, and limitations thereof, as follows:

         Series E Convertible  Participating Preferred Stock:

          Section 1. Designation and Amount. The shares of such series shall be designated as "Series E Convertible Participating Preferred Stock" (the "Series E Preferred Stock") and the number of shares constituting the Series E Preferred Stock shall be 10,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series E Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights, or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series E Preferred Stock.

         Section 2. Dividends and Distributions.

                  (A)  Subject to the rights of the holders of any shares of any other series of Preferred Stock, par value $0.01 per share, of the Corporation (or any similar stock) ranking prior and superior to the Series E Preferred Stock with respect to dividends, the holders of shares of Series E Preferred Stock, in preference to the holders of Common Stock, par value $0.01 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September, and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series E Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1 or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series E Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series E Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) The Corporation shall declare a dividend or distribution on the Series E Preferred Stock as provided in paragraph (A) of this
         Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series E Preferred
         Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series E Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series E Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series E Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. Notwithstanding the foregoing, if shares of Series E Preferred Stock are converted into shares of Common Stock of the Corporation before the second Quarterly Dividend Payment Date to occur after the first issuance of a share or fractional share of Series E Preferred Stock, then no dividends shall be deemed to have accrued or be payable with respect to the Series E Preferred Stock other than dividends that are determined based on the amount of dividends or other distributions declared or paid with respect to the Common Stock. The Board of Directors may fix a record date for the determination of holders of shares of Series E Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

         Section 3. Voting Rights. The holders of shares of Series E Preferred Stock shall have the following voting rights:

              (A) Subject to the provision for adjustment hereinafter set forth, each share of Series E Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series E Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

              (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock, par value $0.01 per share, or any similar stock, or by law, the holders of shares of Series E Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

              (C) Except as set forth herein, or as otherwise provided by law, holders of Series E Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4.  Certain Restrictions.

                  (A) Whenever quarterly dividends or other dividends or distributions payable on the Series E Preferred Stock as provided in
         Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series E Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                           (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series E Preferred Stock;

                           (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution, or winding up) with the Series E Preferred Stock, except dividends paid ratably on the Series E Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                           (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series E Preferred Stock, provided that the Corporation may at any time redeem, purchase, or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation, or winding up) to the Series E Preferred Stock; or

                           (iv) redeem or purchase or otherwise acquire for consideration any shares of Series E Preferred Stock, or any shares of stock ranking on a parity with the Series E Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any shares of Series E Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock, par value $0.01 per share, or any similar stock or as otherwise require by law.

         Section 6. Liquidation, Dissolution, or Winding Up. Upon any liquidation, dissolution, or winding up of the Corporation, no distribution shall be made (A) to the holder of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series E
Preferred Stock unless, prior thereto, the holders of shares of Series E Preferred Stock shall have received the greater of (i) $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (B) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution, or winding up) with the Series E Preferred Stock, except distributions made ratably on the Series E Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution, or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series E Preferred Stock were entitled under clause (A)(ii) of the first sentence of this Section immediately prior to such event shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination, or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash, and/or any other property, then in any such case each share of Series E Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash, and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series E Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 8. Redemption The shares of Series E Preferred Stock shall not be redeemable.

         Section 9. Rank. Unless otherwise provided in the rights , preferences and limitations of any other series of the Corporation's Preferred Stock, par value $0.01 per share, the Series E Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all other series of the Corporation's Preferred Stock, par value $0.01 per share.

         Section 10. Conversion Each outstanding share of Series E Preferred Stock shall automatically, with no further action on the part of the holders thereof, be converted into and become, subject to the provision for adjustment hereinafter set forth, one hundred (100) shares of Common Stock on the date (A) the Certificate of Incorporation of the Corporation is amended so that the Corporation has a sufficient number of authorized and unissued shares of Common Stock to effect such conversion with respect to all of the shares of Series E Preferred Stock outstanding after the initial issuance of such shares and prior to such conversion and (B) all accrued and unpaid dividends on the Series E Preferred Stock have been paid in full. In the event the Corporation shall at any time prior to such conversion declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of shares of Common Stock into which a share of Series E Preferred Stock is convertible pursuant to this Section shall be adjusted effective at the time of such event by multiplying the number of shares into which a share of Series E Preferred Stock is convertible immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         11. Conversion Mechanics. Following conversion of the shares of Series E Preferred Stock into shares of Common Stock, written notice (the "Conversion Notice") shall be given by the Company by mail, postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which the Conversion Notice is given) of shares of Series E Preferred Stock notifying such holder of the conversion and specifying the number of shares of Common Stock into which each share of Series E Preferred Stock has been converted, the place where the certificates evidencing shares of Series E Preferred Stock should be delivered and the procedures that should be followed in delivering the certificates so that certificates evidencing the shares of Common Stock into the Series E Preferred Stock has been converted will be issued to such holder. The Conversion Notice shall be addressed to each holder at the holder's address as shown by the records of the Company. From and after the time that the shares of Series E Preferred Stock are converted into shares of Common Stock, certificates evidencing the shares of Series E Preferred Stock, until they are delivered to the Corporation in accordance with the instructions set forth in the Conversion Notice, shall evidence the shares of Common Stock into which the shares of Series E Preferred Stock have been converted. Following conversion of the shares of Series E Preferred Stock into shares of Common Stock, the Corporation shall not issue any more shares of Series E Preferred Stock.

         WITNESS WHEREOF, Comforce Corporation has caused its corporate seal to be hereunder affixed and this certificate to be executed on behalf of the Corporation by its President and its Secretary this 26th day of April, 1996.

                                            COMFORCE CORPORATION


                         By:____________________________
                                                              President

SEAL
                         By:____________________________
                                                              Secretary